EXHIBIT 21 - SUBSIDIARIES OF PROVIDENT
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The following table sets forth Provident's active subsidiaries as of the date of this report.

                                                                  State of
                                                                Jurisdiction
                                                               Under the Laws
                                                                  of which
                                                                 Organized
                                                               ---------------
The Provident Bank                                                  Ohio
 Provident Commercial Group, Inc.                                   Ohio
  Provident Auto Leasing Company - Titling Trust                  Delaware
  Provident Auto Rental Company LLC 1998-1                        Delaware
  Provident Auto Rental Company LLC 1998-2                        Delaware
  Provident Auto Rental LLC 1999-1                                Delaware
  Provident Auto Rental LLC 2000-1                                Delaware
  Provident Auto Rental LLC 2000-2                                Delaware
  Provident Auto Rental LLC 2001-1                                Delaware
 Red Capital Markets, Inc.                                          Ohio
  Provident Insurance Agency, Inc.                                  Ohio
 Red Capital Advisors, LLC                                          Ohio
 Red Fund I Series A, LLC                                         Delaware
 RFI Series A Class 1, LLC                                          Ohio
 Red Mortgage Capital, Inc.                                         Ohio
 Information Leasing Corporation                                    Ohio
  Provident Lease Receivables Company LLC                         Delaware
 Procurement Alternatives Corporation                               Ohio
 Capstone Realty Advisors LLC                                       Ohio
 PB Realty, Inc.                                                    Ohio
  BB-BCH, LLC                                                       Ohio
 Provident Community Development Company, LLC                       Ohio
 PCFS Mortgage Resources, LLC                                       Ohio
 Provident Recap I, LLC                                           Delaware
 AHT Service Corporation                                         California
 Milestone Security Partners, LLC                                   Ohio
 PFGI Capital Corporation                                         Maryland
Provident Investment Advisors, Inc.                                 Ohio
Provident Capital Trust I                                         Delaware
Provident Capital Trust II                                        Delaware
Provident Capital Trust III                                       Delaware
Provident Capital Trust IV                                        Delaware
Red Fund I Series B, LLC                                          Delaware
RFI Series B Class 1, LLC                                           Ohio